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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan of SDL, Inc. our reports dated January 27, 2000, except for the fifth paragraph of Note 9 and the first paragraph of Note 13, as to which the date is March 27, 2000, with respect to the consolidated financial statements of SDL, Inc. in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

San Jose, California
August 2, 2000